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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) November 10, 1999

                           REPUBLIC BANCSHARES, INC.
            (Exact Name of registrant as specified in its charter)


           Florida                        0-27652                59-1463900
-----------------------------          -------------         -------------------
(State or other jurisdiction)           (Commission            (IRS Employer
                                        File Number)         identification No.)

                            111 Second Avenue N.E.
                           St. Petersburg, FL 33701
                   ----------------------------------------
                   (Address of principal executive offices)

       Registrant's telephone number, including area code (727) 823-7300

         ------------------------------------------------------------
         (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS

On November 3, 1999, Republic Bancshares, Inc. (the "Company") was served with a complaint filed by 18 former shareholders of Bankers Savings Bank, F.S.B., a federal savings bank located in Coral Gables, Florida and which Republic Bancshares, Inc. acquired by way of merger on November 4, 1998. The complaint names the Company as a defendant and has been filed in circuit court for Miami-Dade County, Florida. The complaint alleges that the Company knew prior to the closing of the merger transaction, but never disclosed to the public or to the stockholders of Bankers Savings Bank, that it was going to incur a substantial loss in the fourth quarter of 1998 as a result of operating losses incurred by the mortgage banking division of Republic Bank, the Company's principal banking subsidiary. The complaint further alleges causes of action for unspecified damages based upon breach of contract, fraud and violations of the Florida Statutes governing securities transactions. The Company believes that the complaint is without merit and intends to vigorously defend against all allegations.

Statements in this release may constitute forward-looking statements that are based on the current beliefs and expectations of the Company's management, as well as assumptions made by, and information currently available to, the Company's management. Forward-looking statements are based largely on expectations and are subject to a number of risks and uncertainties including but not limited to economic, competitive and other factors affecting the Company and its operations.



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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       REPUBLIC BANCSHARES, INC.
                                                      --------------------------
                                                             (Registrant)

Date: November 10, 1999                            By: /s/ William R. Falzone
                                                      --------------------------
                                                           William R. Falzone
                                                           Treasurer